Exhibit 10.36

INDEMNIFICATION AGREEMENT
THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of ______________________ by and between CRH Americas, Inc., a Delaware corporation (the “Company”), and [          ] (the “Indemnitee”).
WHEREAS, the Company is a wholly owned subsidiary of CRH plc, a public limited company incorporated in Ireland (the “Parent”);
WHEREAS, each of the Company and Parent recognize that directors and officers in service to corporations or business enterprises, as well as Secretaries thereof, are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself;
WHEREAS, it is essential to the Company and Parent to retain and attract as directors, officers and Secretaries the most capable persons available and, generally speaking, highly competent persons have become more reluctant to serve corporations as directors, officers or Secretaries unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation or business enterprise;
WHEREAS, the Company hereby requests that the Indemnitee continue to serve, or serve, as the case may be, as an Officer of Parent;
WHEREAS, the Company hereby requests that the Indemnitee continue to serve, or serve, as the case may be, as a director, officer, Secretary, agent, employee or fiduciary of one or more Additional Enterprises as Parent, on behalf of the Company, has designated or may from time to time designate;
WHEREAS, the By-laws of the Company, dated as of June 26, 1978 (such By-laws, as amended from time to time, the “By-laws”) authorize the Company to provide indemnification of individuals serving at the request of the Company as directors, officers, employees and agents of another corporation, partnership, joint venture, trust or other enterprise and contemplate that agreements with respect to indemnification may be entered into between the Company, on the one hand, and, without limitation, such individuals, on the other hand;
WHEREAS, in light of the foregoing considerations, the board of directors of the Company (the “Company Board”) has determined that it is reasonable, prudent and necessary and in the best interests of the Company and Parent, its sole stockholder, that the Company contractually obligate itself to indemnify, and to advance expenses on behalf of, the Indemnitee to the fullest extent permitted by law so that they will serve, continue to serve and/or take on additional service for or on behalf of the Company, Parent, and/or Additional Enterprises, free from undue concern that they will not be so indemnified; and

WHEREAS, this Agreement is a supplement to and in furtherance of, without limitation, the By-laws, or the separate deed of indemnification which Indemnitee has with Parent (the “Deed Poll”) and the Memorandum and Articles of Association of Parent (as amended from time to time, the “Parent Articles”) and any resolutions adopted by the Company Board or board of directors of Parent (the “Parent Board”), and shall not be deemed a substitute therefor, nor diminish or abrogate any rights of Indemnitee to indemnification, advancement of expenses and/or insurance provided by Parent and/or certain of its affiliates.
NOW, THEREFORE, intending to be legally bound hereby, the parties agree, with effect from the Effective Date, as follows:
1.Certain Definitions and Interpretation.
(a)Definitions:
(b)“Additional Enterprise” means any foreign or domestic corporation (other than Parent), partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving as a director, officer, Secretary, trustee, general partner, managing member, fiduciary, board of directors’ committee member, employee or agent at the request of the Company, or Parent, or a direct or indirect subsidiary of Parent.
(c)“Agreement” has the meaning given to such term in the Recitals.
(d)“Business Day” means any day except (i) a Saturday or a Sunday, or (ii) any other day on which commercial banking institutions in the State of Delaware are authorized or directed by law to close.
(e)“By-laws” has the meaning given to such term in the Recitals.
(f)“Company” has the meaning given to such term in the Recitals.
(g)“Company Board” has the meaning given to such term in the Recitals.
(h)“Corporate Status” describes the status of a person who is or was a director, Officer or the Secretary of Parent or a director, officer, Secretary, employee, agent or fiduciary of an Additional Enterprise, as applicable.
(i)“Deed Poll” has the meaning given to such term in the Recitals.
(j)“Delaware Court” has the meaning given to such term in Section 15 (Governing Law and Consent to Jurisdiction).
(k)“DGCL” has the meaning given to such term in Section 4 (Indemnification Process and Appeal).
(l)“Effective Date” means [          ].

(m)“Exchange Act” has the meaning given to such term in Section 2(e)(2) (Prohibited Indemnification).
(n)“Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, excise taxes and related penalties, and all other reasonable disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include (i) any such expenses incurred in connection with any appeal resulting from any Proceeding and any federal state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, (ii) any such expenses incurred in connection with recovery under any directors’ and officers’ liability insurance policies maintained by Parent, the Company or the applicable Additional Enterprise, regardless of whether Indemnitee is ultimately determined to be entitled to such indemnification, advancement or expenses or insurance recovery, as the case may be, and (iii) for purposes of Section 4(g) (Adjudication) only, any such expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, the Parent Articles, the Deed Poll, the By-laws or under any directors’ and officers’ liability insurance policies maintained by Parent, by litigation or otherwise.
(o)“Indemnitee” has the meaning given to such term in the Recitals.
(p)“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither at present is, nor within the five (5) years prior to appointment hereunder has been, retained to represent (i) the Company, Parent, relevant Additional Enterprise or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company, Parent or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
(q)“Officer” means “executive officer” as defined in Rule 3b-7 of the Exchange Act.
(r)“Parent” has the meaning given to such term in the Recitals.
(s)“Parent Articles” has the meaning given to such term in the Recitals.
(t)“Parent Board” has the meaning given to such term in the Recitals.

(u)“Proceeding” means (i) any threatened, pending or completed action, suit, litigation, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company, Parent or the applicable Additional Enterprise, as the case may be, or otherwise and whether civil, criminal, administrative or investigative, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of Indemnitee’s Corporate Status, by reason of any action taken by Indemnitee, or of any inaction on Indemnitee’s part, while acting in Indemnitee’s Corporate Status and (ii) any inquiry, hearing, tribunal or investigation, whether conducted by Company, Parent or any other party, that Indemnitee in good faith believes might lead to (A) the institution of any action, suit, litigation, proceeding, arbitration or alternative dispute resolution mechanism (whether civil, criminal, administrative, investigative or other); or (B) adverse consequences or findings in respect of the Indemnitee; in each case whether or not Indemnitee is acting or serving in any such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement or advancement of Expenses can be provided under this Agreement (including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee). The definition of “Proceeding” shall include any such proceeding pending on or before the Effective Date of this Agreement but shall exclude one initiated by an Indemnitee pursuant to Section 4(g) (Adjudication) of this Agreement to enforce Indemnitee’s rights under this Agreement.
(v)“Secretary” means the corporate secretary of an entity.
(w)“SOX” has the meaning given to such term in Section 2(e)(2) (Prohibited Indemnification).
(x)Interpretation. In this Agreement unless otherwise specified:
1.references to Section are to clauses of this Agreement;
2.a reference to any statute or statutory provision or statutory instrument shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified, or re-enacted;
3.references to a “person” shall be construed so as to include any individual, firm, company, government, state or agency of a federal, state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having separate legal personality);
4.the headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof; and
5.words importing the singular number include the plural and vice versa, words importing any gender include all genders, the term “including” means “including without limiting the generality of the foregoing” and the term “third party” means any person other than the Parent, the Company, an Additional Enterprise and the Indemnitee.

2.Agreement to Indemnify and D&O Insurance. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof:
(a)General Agreement
1.Proceedings Other Than Proceedings by or in the Right of Parent, the Company or Additional Enterprise. Indemnitee shall be entitled to the rights of indemnification provided in this Section 2(a)(1) if, by reason of, in whole or in part (or arising in whole or in part out of), Indemnitee’s Corporate Status, the Indemnitee was, is, becomes or is threatened to be made, a party to or other participant in any Proceeding, other than a Proceeding by or in the right of Parent, the Company or the applicable Additional Enterprise, as the case may be. Pursuant to this Section 2(a)(1), Indemnitee shall be indemnified against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of Parent, the Company or the applicable Additional Enterprise, as the case may be, and with respect to any criminal proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.
2.Proceedings by or in the Right of the Parent, the Company or Additional Enterprise. Indemnitee shall be entitled to the rights of indemnification provided in this Section 2(a)(2) if, by reason of, in whole or in part (or arising in whole or in part out of), Indemnitee’s Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of Parent, the Company or the applicable Additional Enterprise, as the case may be. Pursuant to this Section 2(a)(2), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of Parent, the Company or the applicable Additional Enterprise, as the case may be; provided, however, that if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to Parent, the Company or the applicable Additional Enterprise unless and to the extent that the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses which such court shall deem proper.
3.Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of, in whole or in part (or arising in whole or in part out of), Indemnitee’s Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified by the Company against all Expenses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection therewith.
4.Information. In connection with any Proceeding to which the Indemnitee is entitled to indemnification by the Company hereunder, the Company shall provide the Indemnitee with such reasonable assistance including reasonable access rights to information, documents and records of the Company as is reasonably necessary to enable the Indemnitee to prepare for and/or defend themselves against any such Proceeding (subject to any legally binding obligations of confidentiality undertaken by the Company to any third parties, and provided that the Company shall not be obliged to disclose commercially sensitive information to the

Indemnitee if he or she is no longer a director, officer, Secretary or employee of the Company, the Parent or an Additional Enterprise, as the case may be).
(b)Liability Insurance. To the extent that Parent, Company or the applicable Additional Enterprise maintains an insurance policy or policies providing liability insurance for directors, officers, Secretaries, employees, agents or fiduciaries of Parent, any of its subsidiaries, including the Company, or any Additional Enterprise that such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, Secretary, employee, agent or fiduciary under such policy or policies.
(c)Mandatory Indemnification.
1.Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of, in whole or in part (or arising in whole or in part out of), Indemnitee’s Corporate Status, a party to (or participant in) and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified by the Company to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection therewith.
2.If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more (but less than all) claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with each successfully resolved claim, issue or matter.
3.For purposes of this Section 4(c) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
(d)Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled, including, but not limited to successfully resolved claims in any Proceeding.
(e)Prohibited Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:
1.for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any such insurance policy or other indemnity provision, provided, that the foregoing shall not affect the rights of Indemnitee; or
2.for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of state statutory law or common law, (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the U.S. Sarbanes-Oxley Act of 2002, as amended (“SOX” ), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of SOX) or (iii) any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or claw-back policy adopted by Parent or the Compensation Committee of the Parent Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act; or
3.in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against Parent, any of its subsidiaries and/or any Additional Enterprise, or any director, officer, Secretary, agent, employee, fiduciary or other indemnitee of such entities, unless (i) the Parent Board or the Additional Enterprise, as the case may be, authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) such indemnity payment arises in connection with any mandatory counterclaim or cross claim brought or raised by Indemnitee in any Proceeding (or any part of any Proceeding), (iii) the Proceeding is initiated by Indemnitee pursuant to Indemnitee’s rights under Section 4(g) (Adjudication) of this Agreement or (iv) the Company elects to provide the indemnification pursuant to the powers vested in the Company under applicable law; or
4.if a court of competent jurisdiction by a final and non-appealable judgment, shall determine that such indemnification is not permitted under applicable law.
(f)Expenses Advances. Notwithstanding any other provision of this Agreement but subject to the last sentence of this Section 2(f), upon receipt of an undertaking by or on behalf of Indemnitee to repay such amounts if it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company, the Company shall advance all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within thirty (30) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee. Any advances and undertakings to repay pursuant to this Section 2(f) shall be unsecured and interest free and not conditioned on Indemnitee’s ability to repay such advances. This Section 2(f) shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to this Agreement.
3.Exhaustion of Remedies.
(a)Prior to making written demand on the Company for indemnification pursuant to this Agreement or making a request for the advancement of Expenses pursuant to Section 2(f), Indemnitee shall first seek such indemnification or advancement of Expenses, as applicable, from the applicable Additional Enterprise and/or under any applicable insurance policy of the applicable Additional Enterprise.
(b)If such indemnification or advancement of Expenses, as applicable, is not available to Indemnitee from the applicable Additional Enterprise, Indemnitee shall seek such indemnification or advancement of Expenses, as applicable, under the Deed Poll and/or under any applicable insurance policy of Parent and, to the extent unavailable thereunder, request that Parent consider in its discretion whether to make such indemnification or advancement of Expenses, as applicable. Indemnitee acknowledges that Parent may require, as a condition to making any indemnification or advancing Expenses, as applicable, that Indemnitee enter into an agreement providing for such indemnification or advancement of Expenses, as applicable, to be made subject to substantially the same terms and conditions applicable to an indemnification or advancement of Expenses, as applicable, by the Company hereunder (including, without limitation, conditioning any advancement of Expenses upon delivery to Parent of an undertaking of the type described in the first sentence of Section 2(f) hereof).
(c)In the event that requests for indemnification or advancement of Expenses, as applicable, made by Indemnitee pursuant to Section 3(a) and Section 3(b) are refused, or in the event that an agreement to pay indemnification or advancement of such Expenses is not received within thirty (30) days of the latest request of Indemnitee of the applicable insurer or entity and Indemnitee’s request of the applicable Additional Enterprise or Parent as provided in Section 3(a) and Section 3(b), Indemnitee may make written demand on the Company for indemnification or request for the advancement of Expenses pursuant to this Agreement.
4.Indemnification Process and Appeal. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the General Corporation Law of the State of Delaware (“DGCL”) and public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:
(a)To obtain indemnification under this Agreement, Indemnitee shall submit, in accordance with Section 16 (Notices), a written request to Parent and the Company, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification in accordance with Section 4(b). Notwithstanding the foregoing, any failure of Indemnitee to provide such a request in accordance with this Section 4(a), or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company, Parent or the relevant Additional Enterprise, as applicable.
(b)The Company elects that, upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 4(a) hereof, a determination with respect to Indemnitee’s entitlement thereto shall be made by Parent, in its capacity as sole stockholder of the Company, or, if Parent so directs, by Independent Counsel, selected in accordance with Section 4(c) hereof, in a written opinion to the Parent Board, a copy of which shall be delivered to the Indemnitee and the Company in accordance with Section 16 (Notices).
(c)If the determination of entitlement to indemnification is to be made by an Independent Counsel pursuant to Section 4(b) hereof, Independent Counsel shall be selected as provided in this Section 4(c). The Company agrees that Parent may select Independent Counsel and the Company shall give written notice of such selection to Indemnitee promptly after such selection has been communicated to the Company by Parent. Indemnitee may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company and Parent a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 (Certain Definitions and Interpretations) of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 4(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee to Parent’s or the Company’s selection of Independent Counsel, as the case may be, and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel hereunder. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant hereto, and the Company shall pay all reasonable fees and expenses incurred by the Company and the Indemnitee incident to the procedures of this Section 4(c), regardless of the manner in which such Independent Counsel was selected or appointed.
(d)In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of Parent (including by an appointed Independent Counsel) to have made a determination prior to the commencement of any Proceeding pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by Parent (including by an appointed Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to such Proceeding or create a presumption that Indemnitee has not met the applicable standard of conduct.
(e)If the person, persons or entity empowered or selected under Section 4(b) or Section 4(c), as the case may be, to determine whether Indemnitee is entitled to indemnification shall not have made a determination within ninety (90) days of the later date upon which the Company and Parent respectively received the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such ninety (90) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto.
(f)Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Parent and any Independent Counsel appointed pursuant to this Agreement shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or Expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.
(g)Adjudication.

1.In the event that (i) a determination is made pursuant to the foregoing sub-sections of this Section 4 that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 2(f) (Expenses Advances) of this Agreement, (iii) determination of entitlement to indemnification is not made pursuant to this Section 4 within one hundred and twenty (120) days after the later date upon which the Company and Parent respectively received the request for indemnification, (iv) payment of indemnification is not made pursuant to Sections 2(c) (Mandatory Indemnification), 2(d) (Partial Indemnification), 2(a)(3) (Indemnification for Expenses of a Witness), or the last sentence of Section 4(f) (Indemnification Process and Appeal) of this Agreement within thirty (30) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made pursuant to Sections 2(a)(1) (Proceedings Other Than Proceedings by or in the Right of Parent, the Company or Additional Enterprise) and 2(a)(2) (Proceedings by or in the Right of the Parent, the Company or Additional Enterprise) of this Agreement within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to this Section 4, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification. Indemnitee shall commence such proceeding seeking an adjudication within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 4(g). The Company shall not oppose Indemnitee’s right to seek any such adjudication.
2.In the event that a determination shall have been made pursuant to Section 4(b) that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 4(g) shall be conducted in all respects as a de novo determination on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 4(b).
3.If a determination shall have been made pursuant to Section 4(b) that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 4(g), absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.
4.In the event that Indemnitee, pursuant to this Section 4(g), seeks a judicial adjudication of Indemnitee’s rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by Parent, the Company shall pay on Indemnitee’s behalf, in advance, any and all Expenses actually and reasonably incurred by Indemnitee in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery.
5.It is the intent of the Company that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. The Company shall indemnify Indemnitee against any and all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with any action brought by Indemnitee to enforce its rights to indemnification and/or for the advancement of Expenses under this Agreement or any directors’ and officers’ liability insurance policies maintained by Parent, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.
6.Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.
5.Notification and Defense of Proceeding.
(a)Notice. Without derogating from Section 4(a) (Indemnification Process and Appeal), Indemnitee agrees promptly to notify Parent and the Company in writing, in accordance with Section 16 (Notices), upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company and Parent shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the interests of the Company, Parent or the relevant Additional Enterprise, as applicable.
(b)Defense.
1.With respect to any Proceeding as to which Indemnitee notifies the Company and Parent of the commencement thereof, the Company and Parent will be entitled to participate in the Proceeding at their own expense and except as otherwise provided herein, to the extent the Company or Parent, as applicable, so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee.
2.After notice from the Company or Parent to the Indemnitee of either’s election to assume the defence of any Proceeding, the Company shall not be liable to the Indemnitee hereunder or otherwise for any Expenses subsequently incurred by the Indemnitee in connection with the defence of such Proceeding other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ legal counsel in such Proceeding, but all Expenses related thereto incurred after notice from the Company or Parent of its assumption of the defence shall be at the Indemnitee’s expense unless: (i) the employment of legal counsel by the Indemnitee has been authorised by the Company, (ii) the Indemnitee has reasonably determined that there may be a conflict of interest between the Indemnitee and the Company or Parent in the defence of the Proceeding, or (iii) the Company or Parent shall not in fact have employed counsel to assume the defence of such Proceeding, in each of which cases all Expenses of the Beneficiary in connection with such Proceeding shall be borne by the Company.
3.Notwithstanding the foregoing, the Company or Parent, as applicable, shall not be entitled to assume the defense of any Proceeding (i) brought by or on behalf of the Parent, the Company or the applicable Additional Enterprise, as the case may be, or (ii) where Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company or Parent, as applicable, in the defense of the Proceeding (it being specified, for the avoidance of doubt, that the Company or Parent, as applicable, may assume defense of any such Proceeding described in this sentence with Indemnitee’s consent, provided that any such consent shall not affect the rights of Indemnitee under this Section 5(b)).
(c)Settlement of Claims. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, such consent not to be unreasonably withheld. The Company agrees that it shall not, and shall not permit Parent to, settle any

Proceeding in any manner that would impose any liability, penalty or limitation on Indemnitee without Indemnitee’s written consent, such consent not to be unreasonably withheld. The Company’s liability hereunder shall not be excused if assumption of the defense of the Proceeding by the Company or Parent was barred by this Agreement.
6.Non-Exclusivity; Changes in Law.
(a)The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the By-laws, the Deed Poll, Parent Articles, any agreement, a resolution of the Parent Board or Company Board or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
(b)To the extent that a change in (or a change in the interpretation of) the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the By-laws, the Deed Poll, the Parent Articles or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.
7.Continuation of Contractual Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an Officer of Parent (or is or was serving at the request of the Company as a director, officer, Secretary, employee, agent or fiduciary of an Additional Enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 4(g) (Adjudication)) by reason of Indemnitee’s Corporate Status, whether initiated during or after the period Indemnitee is a director or Officer of Parent (or is or was serving at the request of the Company as a director, officer, Secretary, employee, agent or fiduciary of an Additional Enterprise) and whether or not Indemnitee is acting or serving in any such capacity at the time any liability or Expense is incurred for which indemnification can be provided under this Agreement.
8.Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever (other than pursuant to the terms hereof), the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim, including, without limitation, claims for contribution that may be brought against Indemnitee by directors, officers, employees or agents (other than Indemnitee) of Parent or an Additional Enterprise, as the case may be, who may be jointly liable with Indemnitee, relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by Parent or the Additional Enterprise, as the case may be, and the Company, on the one hand, and Indemnitee, on the other hand, as a result of the event(s) and/or transaction(s) giving cause to such Proceeding and/or (ii) the relative fault of Parent or the Additional Enterprise, as the case may be, (and their respective directors, officers, employees and agents) and the Company, on the one hand, and Indemnitee, on the other hand, in connection with such event(s) and/or transaction(s).
9.Enforcement.
(a)The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to continue to serve or serve (as the case may be) as an Officer of Parent and, if requested to do so by the Company, to serve as a director, officer, Secretary, employee, agent or fiduciary of an Additional Enterprise, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving in such capacities.
(b)This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.
(c)The Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting the Indemnitee’s rights to receive advancement of Expenses under this Agreement.
10.Amendment of this Agreement; Waiver.
(a)No supplement, modification, termination, waiver or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.
(b)No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.
11.Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
12.No Duplication of Payments.
(a)The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under the Deed Poll, the Parent Articles, the By-laws, any insurance policy, contract, agreement or otherwise.
(b)The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, Secretary, employee, agent or fiduciary of an Additional Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Additional Enterprise.
13.Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company or Parent), assigns, spouses, heirs, executors and personal and legal representatives.
14.Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party under this Agreement shall be materially and adversely affected thereby, (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision has never comprised a part hereof, and (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Further, the invalidity or unenforceability of any provision hereof as to either Indemnitee or the Company shall in no way affect the validity or enforceability of any provision hereof as to the other. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.
15.Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. To the fullest extent permitted by applicable law, each party hereto irrevocably and unconditionally (i) agrees that any Proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consents to submit to the exclusive jurisdiction of the Delaware Court for purposes of any Proceeding arising out of or in connection with this Agreement, (iii) waives any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waives and agrees not to plead or to make any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.
16.Notices. All notices and other demands pertaining to this Agreement as well as communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified during a Business Day, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not so confirmed, then on the next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices and other communications shall be sent:
(a)If to the Indemnitee at:
[          ]
[          ]
[          ]
[          ]
[          ]
Email: [          ]

(b)To the Company at:

CRH Americas, Inc.
900 Ashwood Parkway, Suite 600
Atlanta, Georgia, 30338
Email: [          ]
Attn: [          ]
(c)To the Parent at:
CRH plc
42 Fitzwilliam Square, Dublin 2
Ireland D02 R279
Email: [          ]
Attention: [          ]

Each party may change its address or contact details from time to time by giving notice to that effect as provided in this Agreement.
17.Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same the same instrument. Counterparts may be signed by any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com) and be delivered via electronic mail (including pdf) or other electronic transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
18.[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.
COMPANY
Signature:________________________
Name: [          ]
Title: [          ]
INDEMNITEE
By:
Name: [          ]
Signature Page to Indemnification Agreement